Align Technology to Acquire exocad

Align Technology                            Zeno Group
Madelyn Homick                            Sarah Johnson
(408) 470-1180                                (828) 551-4201
mhomick@aligntech.comsarah.johnson@zenogroup.com

ALIGN TECHNOLOGY TO ACQUIRE GLOBAL DENTAL CAD/CAM SOFTWARE LEADER EXOCAD

•	exocad’s restorative expertise and dental CAD/CAM solutions broaden and strengthen Align’s digital dentistry platform for doctors, labs, and partners worldwide

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Expands the orthodontic market opportunity for doctors by integrating clear aligner orthodontics and restorative treatment with flexible, reliable, and easy-to-use CAD/CAM software and digital workflows

SAN JOSE, Calif., and DARMSTADT, Germany, March 4, 2020 -- Align Technology, Inc. (Align) (Nasdaq: ALGN) today announced that it has signed a definitive agreement to acquire privately held exocad Global Holdings GmbH (exocad) for approximately EUR376 million in cash. exocad is a global leader in the dental CAD/CAM software market and offers fully integrated workflows to dental labs and dental practices via a broad customer base of partners, and resellers in over 150 countries.

The acquisition of exocad strengthens the Align digital platform that delivers innovative tools and features for diagnostic, restorative, implant, and orthodontic workflows. The acquisition brings exocad’s expertise in restorative dentistry, implantology, guided surgery, and smile design to the Align technology portfolio, extending Align’s Invisalign and iTero digital solutions and paving the way for new, seamless cross-discipline dentistry in lab and at chairside. exocad also broadens Align’s platform reach in digital dentistry with close to 200 partners and more than 35,000 licenses installed worldwide.

“Dentistry today is evolving digitally, with technology advances and consumer awareness driving new opportunities in ortho-restorative and comprehensive treatment. Align is in a unique position to lead the digital transformation of dentistry by reimagining comprehensive treatment planning and by reinventing the way orthodontists and GPs practice with our digital platform for transforming smiles,” said Joe Hogan, Align Technology president and CEO. “exocad allows us to broaden and deepen Align’s digital platform by addressing restorative needs in our end-to-end digital platform that facilitate ortho-restorative and comprehensive dentistry and accelerates adoption of Invisalign treatment among the more than 300 million potential patients worldwide.”

This acquisition is a natural next step in the collaboration between Align and exocad that started in 2017 with the seamless integration of Align’s iTero intraoral scanners and exocad Chairside CAD software. The collaboration later expanded to a fully-validated workflow that enabled in-house milling of dental restoration on any compatible milling machine, and most recently, at the Chicago Midwinter Meeting 2020, we announced the unique exocad Connector.

Align Technology to Acquire exocad

“I am excited by the enormous growth opportunity for exocad and its customers that comes with being a part of Align Technology,” said Tillmann Steinbrecher, CEO and co-founder of exocad. “Together, we will further strengthen exocad’s position as a key technology provider for the dental CAD/CAM industry and drive continuous innovation with the open and integrated approach that is the foundation of our company.”

exocad will continue to operate as it exists today, enabling it to support a broad ecosystem of partners and end-users and continue to deliver hardware-independent software solutions. exocad co-founders Tillmann Steinbrecher and Maik Gerth, along with their team, are expected to remain after the transaction closes and report into John Morici, Align Technology, senior vice president and CFO.

“The acquisition of exocad adds a talented and passionate team as well as a highly innovative, industry-leading product suite to our portfolio, providing an excellent complement to our current workflow solutions,” said Morici. “We will continue to invest in and build on exocad’s leadership in the dental CAD/CAM market and look to them to make significant contributions to Align’s overall strategy.”

Under the terms of the agreement, Align will pay approximately EUR376 million in cash to acquire exocad, which is majority owned by Carlyle Europe Technology Partners (CETP). The acquisition is expected to close during the second quarter of 2020. Goldman Sachs & Co. LLC is serving as exclusive financial advisor to Align. UBS Investment Bank is serving as exclusive financial advisor to exocad and funds managed or advised by CETP.

Align anticipates that the acquisition of exocad is expected to be gross margin accretive, reflecting the strength of exocad’s software business. We expect GAAP EPS to be dilutive for the fiscal year 2020, due to acquisition-related costs.

Align Web Cast and Conference Call
Align will host a conference call today, March 4, 2020 at 4:30 p.m. ET, 1:30 p.m. PT, to discuss the acquisition of exocad. The conference call will also be web cast live via the Internet. To access the webcast, go to the “Events & Presentations” section under Company Information on Align’s Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261. An archived audio web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately one month. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with conference number 13699954 followed by #. For international callers, please dial 201-612-7415 and use the same conference number referenced above. The telephonic replay will be available through 5:30 p.m. ET on March 18, 2020.

About Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we use certain non-GAAP financial measures including, non-GAAP gross profit, gross margin, operating expenses, income from operations, operating margin, effective tax rate, net income and diluted EPS, which exclude certain items that may not be indicative of our fundamental operating performance including discrete cash and non-cash charges or gains that are included in the most directly comparable GAAP measure. Non-GAAP

Align Technology to Acquire exocad

measures may exclude the effects of acquisition related costs such as amortization of acquired intangibles and certain other transaction-related costs, stock-based compensation, non-cash deferred tax assets and associated amortization related to intra-entity transfer of non-inventory assets, impairments and other (gains) charges, and litigation settlement gains, and, if applicable, any associated tax impacts.

We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes these non-GAAP financial measures provide meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are provided to and used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are limitations to using non-GAAP financial measures, though, because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a GAAP as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our GAAP financial measures to the comparable Non-GAAP financial measures as presented, and not to rely on any single financial measure to evaluate our business. For more information on these non-GAAP financial measures, please see http://investor.aligntech.com/index.php/static-files/3303d8d7-163b-42f1-8856-9468f474428a

About Align Technology, Inc.
Align Technology designs and manufactures the Invisalign® system, the most advanced clear aligner system in the world, and iTero® intraoral scanners and services. Align’s products help dental professionals achieve the clinical results they expect and deliver effective, cutting-edge dental options to their patients. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about iTero digital scanning system, please visit www.itero.com.

About exocad GmbH
exocad GmbH is a dynamic and innovative software company committed to expanding the possibilities of digital dentistry and providing OEMs (Original Equipment Manufacturers) with flexible, reliable, and easy-to-use CAD/CAM software for dental labs and dental practices. exocad software has been chosen by leading OEMs worldwide for integration into their dental CAD/CAM offerings, and thousands of exocad DentalCAD licenses are sold each year. For more information and a list of exocad reseller partners, please visit www.exocad.com.

Forward-Looking Statements
This news release, including the tables below and other information publicly disseminated by us, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including quotations from management, statements regarding (i) expected transaction benefits and synergies as a result of the acquisition, (ii) anticipated dilution and accretion, respectively, from the transaction, and (iii) expectations regarding the purchase price and timing of the transaction, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Align Technology to Acquire exocad

Among the factors that could cause actual results to differ materially from those contemplated include, without limitation:

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the ability to: (i) realize expected synergies or benefits in connection with the proposed transaction within the expected timeframes or not at all and (ii) timely, cost-efficiently and effectively integrate exocad’s business without adversely impacting operations of either Align or exocad;

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the effect of the announcement or closing of the proposed transaction on (i) Align’s and exocad’s relationships with their respective customers, suppliers, strategic partners and competitors and their operating results and businesses generally (including the diversion of management time on transaction-related issues) and (ii) the ability to retain and hire key personnel;

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uncertainties associated with any aspect of the proposed transaction, including those related to (i) fluctuations in foreign exchange rates and transaction costs, and (ii) litigation in connection with the transaction itself or ongoing matters acquired from exocad;

•	the potential that our due diligence did not uncover risks and potential liabilities associated with the exocad;

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risks relating to financial reporting including those resulting from the implementation of new or changed accounting policies and practices as well as associated system implementation in the context of the transaction as well as our ability to forecast financial results;

•	the potential impact of the transaction on our future tax rate and payments based on the consolidation of the global group and our ability to integrate foreign operations;

•	the potential negative effects of the announcement of the proposed transaction on the market price of the Company’s common stock;

•	difficulties predicting customer and consumer purchasing behavior;

•	expectations regarding the continued growth of our international markets;

•	increasing competition from existing and new competitors;

•	rapidly evolving and groundbreaking advances that are fundamentally changing the dental industry and the way new and existing participants market and provide products and services to consumers;

•	our ability to protect our intellectual property rights;

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our expectations regarding sales growth of our intra-oral scanner sales in international markets and our belief that technology features and functionality of the iTero scanners will increase adoption of Invisalign and increase sales of our intra-oral scanners;

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the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs or errors requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected, or that the expected benefits of new or existing business relationships will not be achieved as anticipated;

•	the compromise of employee, customer and/or patient data for any reason;

•	changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence; and

•	foreign operational, political and other risks relating to our international manufacturing operations.

The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the Securities and Exchange Commission (SEC) on February 28, 2020. Securities and Exchange Commission filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.